As filed with the Securities and Exchange Commission on April 22, 2005

Registration No. 333-108263

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Regions Financial Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
63-0589368
(I.R.S. Employer Identification Number)
417 North 20th Street
Birmingham, Alabama 35203
(205) 944-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
R. Alan Deer
General Counsel
Regions Financial Corporation
417 North 20th Street, Birmingham, Alabama 35203
(901) 580-5768
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Frank M. Conner III
Alston & Bird llp
North Building, 10th Floor
601 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2601
Phone: (202) 756-3300
Facsimile: (202) 756-3333

     Approximate date of commencement of proposed sale to public: Not Applicable

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

          This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

     On August 27, 2003, Union Planters Corporation (the “Registrant”) registered, pursuant to a registration statement on Form S-3, Registration Statement No. 333-108263 (the “Registration Statement”), $1,500,000,000 aggregate principal amount of the Registrant’s (i) senior debt securities, (ii) subordinated debt securities, (iii) preferred stock, (iv) depositary shares, (v) common stock, (vi) warrants, (vii) stock purchase contracts, and (viii) units (“Registered Securities”). The Registration Statement was amended prior to effectiveness on September 9, 2003.

     On July 1, 2004, the Registrant and Regions Financial Corporation (Central Index Key 0000036032) merged into New Regions Financial Corporation (Central Index Key 0001281761) (the “Successor Company”), and the Successor Company changed its name to Regions Financial Corporation immediately following the merger.

     As successor to the Registrant of the Registration Statement, the Successor Company is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement to deregister the $1,000,000,000 amount of Registered Securities that represent the balance of unissued Registered Securities under the Registration Statement and none of such $1,000,000,000 Registered Securities to be deregistered have been sold as of the date this Amendment is filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, and the State of Alabama, on the 22nd day of April, 2005.

REGIONS FINANCIAL CORPORATION
By:	/s/ Carl E. Jones, Jr.
Carl E. Jones, Jr.
Chairman and Chief Executive Officer

UNION PLANTERS CAPITAL TRUST B
By:	Regions Financial Corporation, as successor to the depositor

/s/ Carl E. Jones, Jr.
Carl E. Jones, Jr.
Chairman and Chief Executive Officer

UNION PLANTERS CAPITAL TRUST C
By:	Regions Financial Corporation, as successor to the depositor

/s/ Carl E. Jones, Jr.
Carl E. Jones, Jr.
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carl E. Jones, Jr.	Chairman, Chief	April 22, 2005

Carl E. Jones, Jr.	Executive Officer, and Director

/s/ Jackson W. Moore	President, CEO Designate, and Director	April 22, 2005

Jackson W. Moore

/s/ D. Bryan Jordan	Executive Vice President and	April 22, 2005

D. Bryan Jordan	Chief Financial Officer

/s/ Ronald C. Jackson	Senior Vice President and Comptroller	April 22, 2005

Ronald C. Jackson

/s/ Richard D. Horsley	Vice Chairman, Director and Chief	April 22, 2005

Richard D. Horsley	Operating Officer

/s/ Allen B. Morgan, Jr.	Vice Chairman, Director and Chairman,	April 22, 2005

Allen B. Morgan, Jr.	Morgan Keegan & Company, Inc.

/s/ Albert M. Austin	Director	April 22, 2005

Albert M. Austin

/s/ Samuel W. Bartholomew, Jr.	Director	April 22, 2005

Samuel W. Bartholomew, Jr.

/s/ George W. Bryan	Director	April 22, 2005

George W. Bryan

/s/ James S.M. French	Director	April 22, 2005

James S. M. French

/s/ Margaret H. Greene	Director	April 22, 2005

Margaret H. Greene

/s/ James E. Harwood	Director	April 22, 2005

James E. Harwood

/s/ Parnell S. Lewis, Jr.	Director	April 22, 2005

Parnell S. Lewis, Jr.

/s/ Susan W. Matlock	Director	April 22, 2005

Susan W. Matlock

/s/ Jorge M. Perez	Director	April 22, 2005

Jorge M. Perez

/s/ Malcolm Portera	Director	April 22, 2005

Malcolm Portera

/s/ Lou Ann Poynter	Director	April 22, 2005

Lou Ann Poynter

/s/ John R. Roberts	Director	April 22, 2005

John R. Roberts

Signature	Title	Date
/s/ Michael S. Starnes	Director	April 22, 2005

Michael S. Starnes

/s/ W. Woodrow Stewart	Director	April 22, 2005

W. Woodrow Stewart

/s/ Lee J. Styslinger, III	Director	April 22, 2005

Lee J. Styslinger, III

/s/ Richard A. Trippeer, Jr.	Director	April 22, 2005

Richard A. Trippeer, Jr.

/s/ Robert R. Waller, M.D.	Director	April 22, 2005

Robert R. Waller, M.D.

/s/ John H. Watson	Director	April 22, 2005

John H. Watson

/s/ C. Kemmons Wilson, Jr.	Director	April 22, 2005

C. Kemmons Wilson, Jr.

/s/ Spence L. Wilson	Director	April 22, 2005

Spence L. Wilson

/s/ Harry W. Witt	Director	April 22, 2005

Harry W. Witt